Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-208288) and Form S-8 (No. 333-161186 and 333-201203) of Five Star Quality Care, Inc. (“the Company”) of our reports dated March 2, 2016, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of the Company for the year ended December 31, 2015.

/s/ RSM US LLP

Boston, Massachusetts

March 2, 2016